Exhibit 3.1

AMENDED and RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

AWA MANAGEMENT LLC

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) is entered into as of June 9, 2015 with respect to AWA Management Company LLC (the “Company”), a Delaware limited liability company.

RECITALS

A.        The Members (the individuals on the attached Exhibit A) caused the Company to be formed on September 11, 2014 pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”).

B.         On the date hereof, the Company has organized AWA Group LP (the “Partnership”).

C.         The Company’s Members wish to amend and restate the Company’s Limited Liability Company Agreement dated September 11, 2014 (the “Existing Agreement”), to provide for the organization and operation of the Company, and the Company’s operations with respect to the Partnership.

AGREEMENT

NOW, THEREFORE, it is agreed:

1.          Name. The name of the Company is AWA Management Company LLC. The name of the Company may be changed from time to time, in accordance with the Act, by the Board of Managers.

2.          Purpose. The purpose of the Company is to act as the general partner of the Partnership, and to engage in any and all lawful activities for which a limited liability company may be organized under the Act related thereto.

3.          Registered Office. The initial registered office and agent of the Company for service of process in the State of Delaware is National Registered Agents, Inc., 160 Green Tree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The registered office and agent of the Company may be changed from time to time, in accordance with the Act, by the Board of Managers.

4.          Principal Place of Business. The location of the principal place of business of the Company shall be determined by the Board of Managers from time to time.

5.          Additional Contributions. No Member is required to make any contribution of property or money to the Company in order to be admitted as a Member pursuant to Section 18 hereof.

6.          Percentage Interest and Allocations of Profits and Losses. The Member’s limited liability company interest in the Company shall be as set forth in Exhibit A hereto (the “Percentage Interest”). The Board of Managers shall have the authority to define limited liability company interests, to establish by resolution more than one class or series of limited liability company interests, and to fix the relative rights, restrictions, and preferences of any such classes or series of interests, and the authority to issue limited liability company interests of a class or series to another class or series in any manner that the Board of Managers deems appropriate.

(a)          Governance Rights. For all purposes of this Agreement, “Governance Rights” means all of a Member’s rights as a Member, other than such Member’s Financial Rights, including but not limited to the right to vote such Member’s limited liability company interests, if any such right is accorded to holders of such limited liability company interests. In this regard, except as otherwise determined by the Board of Managers upon the establishment of particular classes of interests, Members holding limited liability company interests shall be entitled to vote on all matters submitted to a vote of the Members in the proportion to their Percentage Interests.

(b)          Financial Rights. For all purposes of this Agreement, “Financial Rights” means a Member’s rights to share in Company profits, losses, and distributions hereunder; and limited right to transfer all or any portion of a limited liability company interest pursuant to Section 18. Except as otherwise specifically set forth herein, or as later determined by the Board of Managers upon the establishment, all classes of limited liability company interests hereunder shall have Financial Rights in the proportion to their Percentage Interests.

7.          Uncertificated Securities. Limited liability company interests in the Company are securities governed by Article 8 of the Delaware Uniform Commercial Code and shall not be represented by certificates, unless otherwise determined by the Board of Managers.

8.          Capital Accounts. An account shall be established in the Company’s books for each Member and transferee (each a “Capital Account”) in accordance with the rules of Section 704 of the Internal Revenue Code of 1986 and Treasury Regulation Section 1.704-l(b)(2)(iv). No person shall be obligated to restore a negative balance in a Capital Account.

9.          Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board of Managers. Such distributions shall be made among the Members in proportion to their respective Percentage Interests.

10.        Actions of Members. Except as otherwise provided by this Agreement or by applicable law, the Members may take any action by the vote or consent of Members holding more than fifty percent (50%) of all Percentage Interests. Any action may be taken at any meeting of Members or may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by Members holding not less than a majority of the Percentage Interests, unless a lesser vote is provided for by this Agreement or the Act; provided, however, that any action which by the terms of this Agreement or by the Act is required to be taken pursuant to a greater vote of the Members may only be taken by a written consent which has been signed by Members holding the requisite Percentage Interests.

11.        Board of Managers.

(a)          Generally. The Company shall be managed by a Board of Managers, which shall, subject to the control of the Members, conduct, direct and exercise full control over all activities of the Company, and all management powers over the business and affairs of the Company will be exclusively vested in the Board of Managers. The Board of Managers may be referred to, and may refer to itself, as a “Board of Directors.”

(b)          Number; Appointment. The total number of members of the Board of Managers (the “Managers”) will be at least one unless otherwise fixed at a different number by an amendment to this Agreement or a resolution signed by the Members or the Board of Managers. The Managers may be referred to, and may refer to themselves, as “directors.” The Managers serving on the Board of Managers as of the date hereof shall be L. Edward Baker, Robert A. Kelly and Brian Thayer.

(c)           Qualification. Any natural person, regardless of whether such person is a Member, may serve as a Manager.

(d)           Manager Term. Managers shall serve for an indefinite term. A Manager shall hold office until a successor is elected and has qualified or until the earlier of the Manager’s death, resignation, removal or disqualification.

(e)           Removal and Replacement; Resignation of Managers. Managers may be removed and replaced only by Members entitled to vote and elect such Managers. A Manager may resign at any time by giving written notice to the Board of Managers.

(f)           Board Vacancies. A vacancy on the Board of Managers shall be filled by appointment of the remaining Managers, until the next regular meeting of the Members entitled to vote for Managers or their earlier election of a Manager to fill such vacancy by written action.

(g)           Chairperson. The Board of Managers (by action of a majority of the Managers) may designate one of the Managers to serve as Chairperson. If so designated, the Chairperson shall preside at all meetings of the Board of Managers (but shall have no other rights or responsibilities). In the absence of the Chairperson, or if no Chairperson is so designated, then a majority of the Managers present at a meeting shall designate a Manager to preside at such meeting. As of the date hereof, L. Edward Baker is the Chairperson.

(h)           Place of Board Meetings. Each meeting of the Board of Managers shall be held at the Company’s principal executive office or at such other place as may be designated from time to time by the Board of Managers or the President.

(i)           Notice of Meetings. A Board of Managers meeting may be called for any purpose at any time by any Manager by giving not less than two days’ or more than 30 days’ notice to all Managers of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

(j)           Waiver of Notice; Previously Scheduled Meetings. A Manager may waive notice of the date, time and place of a Board of Managers’ meeting. A waiver of notice by a Manager entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

If the date, time and place of a Board of Managers’ meeting have been provided herein or announced at a previous meeting of the Board of Managers, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

(k)            Board Quorum. A majority of the Managers currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Managers present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the Managers present may continue to transact business until adjournment even though the withdrawal of a number of Managers originally present at such meeting leaves less than the proportion or number of Managers otherwise required for a quorum.

(l)            Acts of the Board of Managers. Except as otherwise required by law or specified in this Agreement, the Board of Managers shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present (pursuant to Section 11(k) above), or by action without a meeting as provided in Section 11(o).

(m)           Manager Participation by Remote Communication. A regular or special Board of Managers’ meeting may be held solely by any combination of means of remote communication through which all Managers may participate with each other in the meeting, if notice of the meeting is given to every Manager as would be required for a meeting, and if the number of Managers participating in the meeting would be sufficient to constitute a quorum. Participation by a Manager through remote communication constitutes presence at the meeting. For purposes of this paragraph 11(m), the term “remote communication” shall mean communication via electronic transmission (as such term is defined in paragraph 11(o) below), conference telephone, video conference, the internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

In addition to meetings held solely through means of remote communication, a Manager not physically present at a regular or special Board of Managers’ meeting may participate in a meeting held in a designated place by means of remote communication through which the Manager, other Managers so participating, and all Managers physically present at the meeting may participate with each other during the meeting. A Manager’s participation by such means constitutes presence at the meeting.

(n)            Absent Managers. A Manager may give advance written consent or opposition to a proposal to be acted on at a Board of Managers’ meeting. If the Manager is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

(o)          Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by the number of Managers that would be required to take the same action at a meeting of the Board of Managers at which all Managers were present. The written action shall be effective when signed, or consented to by authenticated electronic communication, by the required number of Managers, unless a different effective time is provided in the written action. When written action is taken by less than all Managers, all Managers must be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action.

The term “electronic transmission” shall mean (a) any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by the recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process (e.g., facsimile signatures, electronically mailed consents, digital images and digital signatures), and (b) any more expansive definition of such term or similar concept contained from time to time in the Act.

(p)           Committees. A resolution approved by the affirmative vote of a majority of the Board of Managers may establish committees having the authority of the Board of Managers in the management of the Company to the extent provided in the resolution. Committees shall be subject at all times to the Board of Managers’ direction and control, except as provided in paragraph 11(q) or in any resolutions of the Board of Managers appointing such committees.

A committee shall consist of one or more natural Persons, who need not be Managers, appointed by affirmative vote of a majority of the Managers present at a duly held Board meeting.

Sections 11(h) through 11(o) shall apply to committees and members of committees to the same extent as those sections apply to the Board of Managers and Managers. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any Manager.

(q)           Compensation    . The Board of Managers may fix the compensation, if any, of Managers.

12.         Officers of the Company. The Board of Managers may elect officers of the Company (the “Officers”).

(a)          The Company will have such Officers as are appointed from time to time by the Board of Managers. Each Officer shall hold office for the term for which such Officer is elected until such Officer’s successor has been elected. Any individual may hold any number of offices. An Officer need not be a citizen of the United States. The Officers shall exercise such powers and perform such duties as are specified in this Agreement and as shall be determined from time to time by the Board of Managers. At each annual meeting of the Board of Managers, the Managers by resolution shall choose a President and a Treasurer, who shall serve as an Officer in such capacity until removed by the Board, or until their earlier death or resignation; provided that as of the date hereof, L. Edward Baker shall serve as the Company’s President, and Jay Abdo, CPA, shall serve as the Company’s Treasurer.

(b)           Any Officer may be removed at any time by the affirmative vote of Managers except that an Officer who is also a Manager may not be removed as an Officer unless and until he or she is removed as a Manager or his or her term as Manager expires.

(c)          The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members and Managers, shall have general and active management of the business of the Company and shall perform such duties as may from time to time be assigned by the Board.

(d)          The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by a resolution of the Managers, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Managers by resolution may from time to time prescribe.

(e)          The Secretary shall attend all meetings of the Board of Managers and all meetings of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Members, and shall perform such other duties as may be prescribed by the Managers or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the seal, if any, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Managers may give general authority to any other Officer to affix the seal of the Company and to attest the affixing by his or her signature. If no Secretary has been appointed, the President shall act as the Secretary of the Company.

(f)          The Treasurer shall be the chief financial officer of the Company, shall have custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the President and the Managers, at their regular meetings, or when Members so require, at a meeting of the Members, an account of all of such person’s transactions as treasurer and of the financial condition of the Company.

13.         Limitation of Liability; Fiduciary Duties.

(a)          Waiver of Liability. Except as otherwise provided herein or in any agreement entered into by such person and the Company or any Member and to the maximum extent permitted by the Act, no present or former Manager or Officer, nor any of such Manager’s or Officer’s affiliates, employees, agents or representatives will be liable to the Company or to any Member for any act or omission performed or omitted by such person in his, her or its capacity as Manager or Officer; provided that, except as otherwise provided herein, such limitation of liability will not apply to the extent the act or omission was attributable to such person’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law. Each Manager and Officer will be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such person in good faith reliance on such advice will not subject such person or any of such person’s affiliates, employees, agents or representatives to liability to the Company or any Member. The preceding sentence will in no way limit any person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No Member, Officer or Manager of the Company will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contact, tort or otherwise, solely by reason of being a Member, Officer or Manager or any combination of the foregoing.

(b)          Discretion. Whenever in this Agreement or any other agreement contemplated herein the Board of Managers or an Officer is permitted or required to take any action or to make a decision or determination, the Board of Managers or Officer will take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board of Managers or an Officer is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Manager and Officer will be entitled to consider such interests and factors as such person desires (including the interests of such person and its affiliates as Members), so long as such person does not act in bad faith.

(c)          Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein the Board of Managers or an Officer is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Manager and Officer will act under such express standard and, to the extent permitted by applicable law, will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as such person acts in good faith, the resolution, action or terms so made, taken or provided by such person will not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such person or any of such person’s affiliates, employees, agents or representatives. Each Manager will act in good faith in all matters brought before the Board of Managers.

(d)          Limitation of Duties; Conflict of Interest. To the maximum extent permitted by applicable law, the Company and each Member hereby waives any claim or cause of action against each Manager, Officer and Member and their respective affiliates, employees, agents and representatives for any breach of any fiduciary duty to the Company or its Members by any such person, including as may result from a conflict of interest between the Company or the Members and such person or otherwise; provided that, with respect to actions or omissions by a Manager or Officer, such waiver will not apply to the extent the act or omission was attributable to such Manager’s or Officer’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law. Each Member acknowledges and agrees that in the event of any such conflict of interest, each such Manager or Officer (in the absence of bad faith) may act in the best interests of such person or its affiliates, employees, agents and representatives. No Manager, Officer or Member will be obligated to recommend or take any action in his, her or its capacity as a Manager, Officer or Member that prefers the interests of the Company or the Members over the interests of such person or its affiliates, employees, agents or representatives, and the Company and each Member hereby waives the fiduciary duty, if any, of such person to the Company and/or its Members, including in the event of any such conflict of interest or otherwise; provided that, with respect to actions or omissions by a Manager or Officer, such waiver will not apply to the extent the act or omission was attributable to such Manager’s or Officer’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).

14.         Indemnification.

(a)          Generally. The Company will indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person (or one or more of such person’s affiliates) by reason of the fact that such person is or was a Member or is or was serving as a Manager, Officer, director, principal or Member of the Company or is or was serving at the request of the Company as a managing member, manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise if, in each case, and unless otherwise determined by the Board of Managers, such Indemnified Person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Company or of such corporation, partnership, joint venture, limited liability company, trust or other enterprise, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided that no Indemnified Person will be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or his, her or its affiliates’ (excluding, for purposes hereof, the Company’s and its subsidiaries’) present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates (excluding, for purposes hereof, the Company and its subsidiaries), employees, agents or representatives contained herein or in any other agreement with the Company or any of its subsidiaries. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding will be paid by the Company as incurred in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company. For sake of clarity, the Company may pay or reimburse expenses incurred by an Indemnified Person in connection with his, her or its appearance as a witness or other participation in a proceeding at a time when it is not named a defendant or respondent in the proceeding.

(b)          Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 14will not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board of Managers or otherwise. The Board of Managers may grant any rights comparable to those set forth in this Section 14 to any employee, agent or representative of the Company or such other persons as it may determine.

(c)          Insurance. The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 14(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 14.

(d)          Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 14), any indemnity by the Company relating to the matters covered in this Section 14 will be provided out of and to the extent of the Company assets only, and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) will have personal liability on account thereof or will be required to make additional capital contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(e)          Savings Clause. If this Section 14 or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 14 to the fullest extent permitted by any applicable portion of this Section 14 that has not been invalidated and to the fullest extent permitted by applicable law.

(f)          Contract Rights. The rights granted pursuant to this Section 14 will be deemed contract rights, and no amendment, modification or repeal of this Section 14 will have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal.

(g)          Negligence, Etc. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS SECTION 14 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

15.         Tax Matters. The Board of Managers, in its sole discretion, shall cause the Company to make or not to make all elections required or permitted to be made for income tax purposes including, without limitation, elections of methods of depreciation and elections under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”). The Members acknowledge that at all times that two or more persons or entities hold limited liability company interests in the Company for federal income tax purposes, it is the intention of the Company to be treated as a “partnership” for federal and all relevant state tax purposes, and (ii) the Company will be treated as a “partnership” for federal and all relevant state tax purposes and will make all available elections to be so treated. Until such time, however, the Company shall be disregarded for federal and all relevant state tax purposes and the activities of the Company shall be deemed to be activities of the Member for such purposes. All provisions of the Company’s Certificate of Formation and this Agreement are to be construed so as to preserve that tax status under those circumstances. In the event that the Company is treated as a partnership for tax purposes in accordance with this Section 15, then within 90 days after the end of each fiscal year, the Company will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member’s federal, state or local income tax (or information) returns, including a statement showing each Member’s share of income, gain or loss, and credits for the fiscal year.

16.         Compensation. No Member shall receive compensation for services rendered to the Company. Any Manager rendering services to the Company may receive compensation in kind and amount determined by the Members from time to time. Any Officer rendering services to the Company may receive compensation in kind and amount determined by the Board of Managers from time to time. The Company shall reimburse any Manager and Officer for all reasonable, direct out-of-pocket expenses incurred in performing its duties hereunder.

17.         Term. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Members, (b) the sale by the Company of all or substantially all of its assets, or (c) an event of dissolution of the Company under the Act unless Members holding a majority of the limited liability company interests entitled to vote elect within ninety (90) days to continue the business of the Company.

18.         Transfers. A person holding all or any portion of a limited liability company interest may transfer all or any portion of such limited liability company interest; provided that the transferee executes a counterpart signature page to this Agreement if the transferee is not a Member immediately prior to such transfer.

19.         Withdrawal. Any Member may withdraw from the Company only upon the consent of all other Members.

20.         Limited Liability. The Members shall have no liability for the obligations of the Company except to the extent provided in the Act.

21.         No Partition. The Members agree that the Company’s property is not, nor will it be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he, she or it may have to maintain any action for partition of any Company property.

22.         Amendments. This Agreement may be amended only in a writing signed by all of the Members.

23.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

24.         Entire Agreement. Except for the Certificate of Formation of the Company, this Agreement constitutes the entire agreement among the parties with respect to the Company, supersedes any prior agreement or understanding among them, including but not limited to the Existing Agreement, and may not be modified or amended in any manner other than as set forth herein.

25.         Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed an original instrument and all counterparts taken together will constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Limited Liability Company Agreement effective as of the date first set forth above.

SOLE MEMBER:

IAMC, LLC

L. Edward Baker, Chief Manager

EXHIBIT A

Schedule of Members and limited liability company interests of
AWA Management Company LLC

(as of September 11, 2014)

Member	Percentage Interests
IAMC, LLC	100%
Total	100%

I certify that the above is a true and correct record of the Members and limited liability company interests of the Company as of the date referenced above.

L. Edward Baker, Chief Executive Officer